March 17, 2000


Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Fidelity Bankshares, Inc.(the "Company"). The Annual Meeting will be held at the Crowne Plaza Hotel, 1601 Belvedere Road, West Palm Beach, Florida, at 10:00 a.m., (local time) on April 18, 2000.

The enclosed Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted.

The Annual Meeting is being held so that stockholders will be given an opportunity to elect two directors and to ratify the appointment of Deloitte & Touche LLP as auditors for the Company's 2000 fiscal year.

The Board of Directors of the Company has determined that the matters to be considered at the Annual Meeting are in the best interest of the Company and its stockholders. For the reasons set forth in the proxy statement, the Board of Directors unanimously recommends a vote "FOR" each matter to be considered.

On behalf of the Board of Directors, we urge you to sign, date and return the enclosed proxy card as soon as possible even if you currently plan to attend the Annual Meeting. Your vote is important, regardless of the number of shares that you own. Voting by proxy will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the meeting.

Sincerely,



/s/Vince A. Elhilow
------------------------------------
Vince A. Elhilow
President and Chief Executive Officer

                            Fidelity Bankshares, Inc.
                                218 Datura Street
                         West Palm Beach, Florida 33401
                                 (561) 659-9900

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          To Be Held On April 18, 2000

     Notice is hereby given that the Annual Meeting of Fidelity Bankshares, Inc. (the "Company") will be held at the Crowne Plaza Hotel, 1601 Belvedere Road, West Palm Beach, Florida, at 10:00 a.m., (local time) on April 18, 2000.

     A Proxy Card and a Proxy Statement for the Annual Meeting are enclosed.

     The Annual Meeting is for the purpose of considering and acting upon:

     1.   The election of two directors of the Company;

     2. The ratification of the appointment of Deloitte & Touche LLP as auditors for the Company for the fiscal year ended December 31, 2000; and

such other matters as may properly come before the Annual Meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Annual Meeting.

     Any action may be taken on the foregoing proposals at the Annual Meeting on the date specified above, or on any date or dates to which by original or later adjournment the Annual Meeting may be adjourned. Stockholders of record at the close of business on March 3, 2000 are the stockholders entitled to vote at the Annual Meeting, and any adjournments thereof.

     EACH STOCKHOLDER, WHETHER HE OR SHE PLANS TO ATTEND THE ANNUAL MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ANY PROXY GIVEN BY THE STOCKHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED. A PROXY MAY BE REVOKED BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE. ANY STOCKHOLDER PRESENT AT THE ANNUAL MEETING MAY REVOKE HIS OR HER PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE ANNUAL MEETING. HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER IN ORDER TO VOTE PERSONALLY AT THE ANNUAL MEETING.

                                             By Order of the Board of Directors


                                             /s/Patricia C. Clager
                                             -----------------------------------
                                             Patricia C. Clager
                                             Secretary

West Palm Beach, Florida
March 17, 2000

--------------------------------------------------------------------------------
IMPORTANT: A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO
POSTAGE   IS    REQUIRED    IF   MAILED    WITHIN   THE   UNITED    STATES.
--------------------------------------------------------------------------------

                                 PROXY STATEMENT
                                       of
                            FIDELITY BANKSHARES, INC.
                                218 Datura Street
                         West Palm Beach, Florida 33401
                                 (561) 659-9900

--------------------------------------------------------------------------------
                         ANNUAL MEETING OF STOCKHOLDERS
                                 April 18, 2000
--------------------------------------------------------------------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Fidelity Bankshares, Inc. (the "Company") to be used at the Annual Meeting of Stockholders of the Company (the "Meeting"), which will be held at the Crowne Plaza Hotel, 1601 Belvedere Road, West Palm Beach, Florida on April 18, 2000 at 10:00 a.m., local time, and all adjournments thereof. The accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement are first being mailed to stockholders on or about March 17, 2000.

--------------------------------------------------------------------------------
                              REVOCATION OF PROXIES
--------------------------------------------------------------------------------

     Stockholders who execute proxies in the form solicited hereby retain the right to revoke them in the manner described below. Unless so revoked, the shares represented by such proxies will be voted at the Meeting and all adjournments thereof. Proxies solicited on behalf of the Board of Directors of the Company will be voted in accordance with the directions given thereon. Where no instructions are indicated, proxies will be voted "FOR" the proposals set forth in this Proxy Statement for consideration at the Meeting.

     Proxies may be revoked by sending written notice of revocation to the Secretary of the Company, Patricia C. Clager, at the address of the Company shown above. The presence at the Meeting of any stockholder who had given a proxy shall not revoke such proxy unless the stockholder delivers his or her ballot in person at the Meeting or delivers a written revocation to the Secretary of the Company prior to the voting of such proxy.

--------------------------------------------------------------------------------
                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
--------------------------------------------------------------------------------

     Holders of record of the Company's common stock, par value $.10 per share (the "Common Stock"), as of the close of business on March 3, 2000 (the "Record Date") are entitled to one vote for each share then held. As of the Record Date, the Company had 6,835,768 shares of Common Stock issued and outstanding. The presence in person or by proxy of a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Meeting.

     Persons and groups who beneficially own in excess of five percent of the Common Stock are required to file certain reports with the Securities and Exchange Commission ("SEC") regarding such ownership pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"). The following table sets forth, as of the Record Date, the shares of Common Stock beneficially owned by named executive officers individually, by executive officers and directors as a group and by each person who was the beneficial owner of more than five percent of the Company's outstanding shares of Common Stock on the Record Date. The shares of Common Stock beneficially owned by directors individually are listed under Proposal I--Election of Directors.

                                                        Amount of Shares               Percent of Shares
             Name and Address of                        Owned and Nature                of Common Stock
              Beneficial Owner                       of Beneficial Ownership              Outstanding
 -----------------------------------              ----------------------------       -----------------------
Fidelity Bankshares, M.H.C.                               3,542,000                          55.04%
218 Datura Street
West Palm Beach, Florida  33401

Named Executive Officers: (1)
Vince A. Elhilow (2)                                        132,460                           2.06%
  President and Chief Executive Officer
Richard D. Aldred (3)                                        38,624                            .60%
  Executive Vice President--Finance
J. Robert McDonald (4)                                       50,880                            .79%
  Executive Vice President--Appraisal
Joseph C. Bova (5)                                           27,168                            .42%
  Executive Vice President--Lending Operations
Robert L. Fugate (6)                                         42,095                            .65%
  Executive Vice President--Banking Operations
Christopher C. Cook (7)                                       6,169                            .10%
  Executive Vice President and Corporate Counsel
All named executive officers and directors                  453,763                           7.05%
  as a group (11 persons) (8)
------------------------------------

(1) The Company's executive officers and directors are also executive officers and directors of Fidelity Bankshares, M.H.C. (the "Mutual Holding Company") and of the Bank.
(2) Includes 20,000 shares of Common Stock subject to options pursuant to the Stock Option Plan that may be exercised within 60 days of the Record Date and 28,810 shares held by the Management Performance Plan. Includes 3,993 shares allocated under the Bank's ESOP. Includes 11,852 shares held under the Savings Plan for Employees for the benefit of Mr. Elhilow.
(3) Includes 6,724 shares of Common Stock subject to options pursuant to the Stock Option Plan that may be exercised within 60 days of the Record Date and 8,654 shares held by the Management Performance Plan. Includes 3,780 shares allocated under the Bank's ESOP. Includes 3,843 shares held under the Savings Plan for Employees for the benefit of Mr. Aldred.
(4) Includes 18,243 shares held by the Management Performance Plan. Includes 3,283 shares allocated under the Bank's ESOP. Includes 8,123 shares held under the Savings Plan for Employees for the benefit of Mr. McDonald.
(5) Includes 9,655 shares of Common Stock subject to options pursuant to the Stock Option Plan that may be exercised within 60 days of the Record Date and 5,329 shares held by the Management Performance Plan. Includes 3,665 shares allocated under the Bank's ESOP. Includes 5,540 shares held under the Savings Plan for Employees for the benefit of Mr. Bova.
(6) Includes 4,862 shares of Common Stock subject to options pursuant to the Stock Option Plan that may be exercised within 60 days of the Record Date and 7,819 shares held by the Management Performance Plan. Includes 3,249 shares allocated under the Bank's ESOP. Includes 11,765 shares held under the Savings Plan for Employees for the benefit of Mr. Fugate.
(7) Includes 2,996 shares subject to options that may be exercised within 60 days of the Record Date granted pursuant to the Directors' Plan (as defined below). Includes 573 shares allocated under the Bank's ESOP.
(8) Unless otherwise indicated, includes shares held directly by the individuals as well as by spouses, in trust, and other indirect forms of ownership over which shares the individuals effectively exercise sole or shared voting and investment power. Includes 38,360 shares of Common Stock which outside directors of the Company have the right to acquire within 60 days of the Record Date pursuant to the exercise of stock options granted under the Bank's Stock Option Plan for Outside Directors (the "Directors Plan").

--------------------------------------------------------------------------------
                        PROPOSAL I--ELECTION OF DIRECTORS
--------------------------------------------------------------------------------

     The Company's Board of Directors is composed of six members. The Company's bylaws provide that approximately one-third of the directors are to be elected annually. Directors of the Company are generally elected to serve for a three year period or until their respective successors shall have been elected and shall qualify. The terms of the Board of Directors are classified so that approximately one-third of the directors are up for election in any one year. Two directors will be elected at the Meeting. The Board of Directors has nominated to serve as directors Vince A. Elhilow and Donald E. Warren, each to serve for a three-year term.

     The table below sets forth certain information regarding the composition of the Company's Board of Directors, including the terms of office of Board members. Historical information relates to the Bank and its mutual predecessor. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to one or more nominees) will be voted at the Meeting for the election of the nominees identified below. If any nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why any of the nominees might be unable to serve, if elected. Except as indicated herein, there are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was selected.

                                                                                            Shares of
                                                                                          Common Stock
                                                                                          Beneficially
                                                                  Director   Current Term Owned on the  Percent
         Name                 Age           Positions Held        Since (1)    to Expire   Record Date  Of Class
----------------------     ---------    ----------------------  -----------  -----------  ------------- ---------

                                                          NOMINEES

Vince A. Elhilow              60         President and Chief        1984         2000     132,460(2)      2.06%
                                           Executive Officer

Donald E. Warren, M.D.        72         Director                   1979         2000      28,259(3)          *

                                                DIRECTORS CONTINUING IN OFFICE

F. Ted Brown, Jr.             71         Director                   1990         2001      32,395(4)          *

Karl H. Watson                58         Director                   1999         2001         1,000           *

Keith D. Beaty                50         Director                   1992         2002      32,393(5)          *

Joseph B. Shearouse, Jr.      76         Chairman of the Board      1961         2002        62,320           *

-----------------------------------
*     Less than 1%.
(1) Reflects initial appointment to the Board of Directors of the Bank's mutual predecessor.
(2) Includes 11,852 shares held in the Bank's Savings Plan for Employees for the benefit of Mr. Elhilow. Includes 3,993 shares held under the Bank's ESOP. Includes 28,810 shares held under the Bank's Management Performance Plan for Mr. Elhilow. Includes 20,000 shares subject to options that may be exercised within 60 days of Record Date.
(3) Includes 15,180 shares subject to options that may be exercised within 60 days of the Record Date granted pursuant to the Directors' Plan.
(4) Includes 8,000 shares subject to options that may be exercised within 60 days of the Record Date granted pursuant to the Directors' Plan.
(5) Includes 15,180 shares subject to options that may be exercised within 60 days of the Record Date granted pursuant to the Directors' Plan.

     The principal occupation during the past five years of each director of the Company is set forth below. All directors and executive officers have held their present positions for five years unless otherwise stated.

     Joseph B. Shearouse, Jr. is Chairman of the Board of Directors. Mr. Shearouse joined the Bank in 1954 and has held various positions in the Bank. Mr. Shearouse became Chairman of the Board of the Bank in 1987 and was President of the Bank from 1974 to 1987. Mr. Shearouse has been a Director of the Bank since 1961. Mr. Shearouse retired as an active officer of the Bank on January 31, 1995, but has continued as Chairman of the Board.

     Keith D. Beaty is the President and Chief Executive Officer of Implant Innovations, Inc. a distributor of dental implants, located in West Palm Beach. Mr. Beaty has been a Director of the Bank since 1992.

     F. Ted Brown, Jr. is the President of Ted Brown Real Estate, Inc., located in North Palm Beach. Mr. Brown has been a Director of the Bank since 1990.

     Vince A. Elhilow has been President of the Bank since 1987 and Chief Executive Officer of the Bank since 1992. Prior to his appointment as President of the Bank, Mr. Elhilow was manager of the Mortgage Loan Department from 1973 to 1992 and Executive Vice President and Chief Operating Officer from 1981 to 1987. Mr. Elhilow joined the Bank in January 1963 and has been a Director since 1984.

     Donald E. Warren, M.D. is a retired physician who practiced in West Palm Beach for over 36 years. He was associated with Intracoastal Health Systems until his retirement in November 1996. Dr. Warren has been a Director of the Bank since 1979.

     Karl H. Watson is President of the Quarries, Cement and Construction Division, CSR Rinker, a concrete and building materials company based in West Palm Beach. Mr. Watson has been with CSR Rinker for over 35 years. Mr. Watson was appointed to the Board of Directors effective January 19, 1999.

Ownership Reports by Officers and Directors

     The Common Stock is registered pursuant to Section 12(g) of the Exchange Act. The officers and directors of the Company and beneficial owners of greater than 10% of the Company's Common Stock ("10% beneficial owners") are required to file reports on Forms 3, 4, and 5 with the SEC disclosing changes in beneficial ownership of the Common Stock. SEC rules require disclosure in the Company's Proxy Statement and Annual Report on Form 10-K of the failure of an officer, director or 10% beneficial owner of the Company's Common Stock to file a Form 3, 4 or 5 on a timely basis. Director Keith Beaty failed to report, on Form 4, the acquisition of 1,000 shares of Common Stock on August 27,1999. The transaction has been reported, effective December 31, 1999, on Form 5, which form was filed February 2000. No further disclosure is required with respect to the Company's Officers and Directors.

--------------------------------------------------------------------------------
                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
--------------------------------------------------------------------------------

     The business of the Company's Board of Directors is conducted through meetings and activities of the Board and its committees. During the year ended December 31, 1999, the Board of Directors of the Company held 12 regular and special meetings. During the year ended December 31, 1999, no director attended fewer than 75 percent of the total meetings of the Board of Directors of the Company and committees on which such director served.

     The Company does not have a compensation committee. The Executive Compensation Committee of the Bank meets periodically to review the performance of officers and employees and determine compensation programs and adjustments. It is comprised of Directors Beaty, Brown, Shearouse and Warren. The Executive Compensation Committee met one time during the year ended December 31, 1999.

     The Audit and Examination Committee of the Bank consists of Directors Beaty, Brown, Shearouse and Warren. This committee meets on a quarterly basis with the internal auditor and the Bank's compliance officer to review audit programs and the results of audits of specific areas as well as other regulatory compliance issues. The Audit Committee also meets twice a year with the Company's independent auditors. The Audit Committee met four times during the year ended December 31, 1999.

     The Board of Directors serves as the Nominating Committee. During the year ended December 31, 1999, one meeting was held.

Compensation Committee Interlocks and Insider Participation

     The Company does not independently compensate its executive officers, directors, or employees. The Executive Compensation Committee of the Bank retains the principal responsibility for the compensation of the officers, directors and employees of the Bank. The Executive Compensation Committee consists of Directors Beaty, Brown, Shearouse and Warren. The Executive Compensation Committee reviews the benefits provided to the Bank's officers and employees. During the year ended December 31, 1999 the Executive Compensation Committee met one time.

Report of the Executive Compensation Committee

     Under rules established by the SEC, the Company is required to provide certain data and information in regard to the compensation and benefits provided to the Company's Chief Executive Officer and other executive officers of the Company. The disclosure requirements for the Chief Executive Officer and other executive officers include the use of tables and a report explaining the rationale and considerations that led to fundamental executive compensation decisions affecting those individuals. In fulfillment of this requirement, the Executive Compensation Committee of the Bank, at the direction of the Board of Directors has prepared the following report for inclusion in this proxy statement.

     The Executive Compensation Committee of the Bank is composed of Directors Beaty, Brown, Shearouse and Warren. The Board has delegated to the committee the responsibility of assuring that the compensation of the Chief Executive Officer and other executive officers is consistent with the compensation strategy, competitive practices, the performance of the Bank, and the requirements of appropriate regulatory agencies. All non-employee directors sit on the Executive Compensation Committee and participate in executive compensation decision making. All cash compensation paid to executive officers is paid by the Bank; the Holding Company does not currently pay any cash compensation to executive officers.

     The primary goal of the Bank and its Executive Compensation Committee is to provide an adequate level of compensation and benefits in order to attract and retain key executives. Each officer is reviewed annually to determine his or her contribution to the overall success of the institution.

     Compensation for senior management is reviewed annually on a cycle that coincides with the Bank's fiscal year end. In general, the purpose of the annual compensation review is to ensure that the Bank's base salary levels are competitive with financial institutions similar in size, geographic market and business profile in order for the Bank to attract and retain persons of high quality. In this regard the Executive Compensation Committee utilized nine salary surveys, including the "Florida Bankers Salary Survey," "Savings and Community Bankers Annual Salary Survey," the "Bank Administration Institute Salary Survey" and the "SNL Executive Compensation Review." In addition, the Executive Compensation Committee considers the overall profitability of the Bank and the executive officer's contribution to the Bank when making its decision.

     The Board of Directors approved a base salary for the Bank's Chief Executive Officer of $316,800 for fiscal year 2000, which represented an 8.49% increase from the level of base salary of $292,000 provided in fiscal 1999. The 2000 salary level was based upon level of performance and industry standards.

     This report has been provided by the Executive Compensation Committee:

                         ---------------------------------

Performance Graph

     Set forth hereunder is a performance graph comparing (a) the total return on the common stock of the Company and predecessor Bank for the period beginning on December 31, 1994, through December 31, 1999, (b) the cumulative total return on stocks included in the Nasdaq Composite Index over such period, and (c) the yearly cumulative total return on stocks included in the Nasdaq Bank Index over such period. The cumulative total return on the Bank's common stock was computed assuming the reinvestment of cash dividends.

     There can be no assurance that the Company's stock performance will continue in the future with the same or similar trend depicted in the graph. The Company will not make or endorse any predictions as to future stock performance.

[GRAPHIC OMITTED]


                                                               Period Ending

Index                                 12/31/94    12/31/95    12/31/96   12/31/97  12/31/98   12/31/99
-----------------------------------------------------------------------------------------------------
Fidelity Bankshares................... 100.00       169.81     194.45     368.84    267.96     176.95
Nasdaq - Total US..................... 100.00       141.33     173.89     213.07    300.25     542.43
SNL $1B-$5B Bank
 Asset-Size Index..................... 100.00       134.48     174.33     290.73    290.06     266.58
MHC Thrifts........................... 100.00       158.14     204.59     458.17    314.54     279.77

--------------------------------------------------------------------------------
                             EXECUTIVE COMPENSATION
--------------------------------------------------------------------------------

     The following table sets forth the cash compensation paid by the Bank for services during the years ended December 31, 1999, 1998 and 1997 to the Company's Chief Executive Officer and the Company's five most highly compensated executive officers other than the Chief Executive Officer.

                                                          Summary Compensation Table

====================================================================================================================================
                                Annual Compensation                                                 Long-Term
                                                                                               Compensation Awards
                               Year                                      Other
                              Ended                                     Annual         Restricted     Options/            All Other
        Name and             December       Salary        Bonus      Compensation         Stock         SARs            Compensation
   Principal Position          31,          ($)(1)        ($)(2)       ($)(3)(4)      Award(s) ($)       (#)    Payouts   ($)(5)
------------------------    ----------    ----------     -------     -------------    ------------     ------   -------  -----------
Vince A. Elhilow               1999        $292,000      $26,922        $39,362             --            --      --       $134,994
President and Chief            1998         270,000       22,441         39,699             --            --      --        103,639
Executive Officer              1997         250,000       21,179         38,882             --            --      --         80,976
-------------------------  ------------ --------------  ---------- ----------------- -------------- -------------------- -----------
J. Robert McDonald             1999        $143,500      $13,230        $14,717             --            --      --         44,229
Executive Vice                 1998         133,500       11,096         14,148             --            --      --         60,970
President--Appraisal;          1997         126,000       10,674          9,918             --            --      --         50,227
President of FRAS

Richard D. Aldred              1999        $157,000      $14,475         $2,770             --            --      --        $41,374
Executive Vice                 1998         145,000       12,052          2,676             --            --      --         48,441
President--Finance             1997         137,000       11,606          1,908             --            --      --         35,480
Joseph C. Bova                 1999        $150,000      $13,830        $11,878             --            --      --        $46,390
Executive Vice                 1998         133,000       11,054         10,732             --            --      --         50,953
President--Lending             1997         125,000       10,590          9,137             --            --      --         37,441
Operations
-------------------------  ------------ --------------  ---------- ----------------- -------------- ------------------- ------------
Robert L. Fugate               1999        $147,000      $13,553         $6,039             --            --      --        $36,406
Executive Vice                 1998         129,500       10,763          6,838             --            --      --         45,978
President--Banking             1997         121,500       10,293          6,660             --            --      --         34,251
Operations Manager
-------------------------  ------------ --------------  ---------- ----------------- --------------- -------------------  ----------
Christopher C. Cook            1999        $157,000      $14,475         $7,625             --            --      --        $21,515
Executive Vice President       1998         145,000       12,052         15,481             --            --      --         15,075
Corporate Counsel              1997         137,000       11,606         33,385             --            --      --          5,196
=========================  ============ ==============  ========== ================= =============== ===================  ==========

--------------------------------
(1) Includes compensation deferred at the election of the named individual under the Bank's Savings Plan for Employees, the Bank's flexible benefit plan and the Bank's LTDC plan (as defined herein).
(2) Includes amounts deferred at the election of the executive under the Bank's Management Performance Plan.
(3) Includes $26,400, $2,400 and $2,400 in Directors' fees for the Bank and its subsidiaries, payable to Messrs. Elhilow, McDonald and Bova, respectively, in 1999.
(4) Consists of automobile lease payments or automobile reimbursement stipends and club dues for the named individual. The aggregate amount of such benefits did not exceed the lesser of $50,000 or 10% of cash compensation for the named individual.
(5) Includes amount allocated to executive officers under the Bank's ESOP, LTDC plan and matching contributions allocated under the Bank's Savings Plan for Employees.

Employment and Severance Arrangements

     Employment Agreement. The Bank has entered into an employment agreement with Vince A. Elhilow, President and Chief Executive Officer of the Bank. The employment agreement is intended to ensure that the Bank and the Company will be able to maintain a stable and competent management. The continued success of the Bank and the Company depends to a significant degree on the skill and competence of the President and Chief Executive Officer.

     The employment agreement provides for a three-year term for Mr. Elhilow. Commencing on the first anniversary date and continuing each anniversary date thereafter, the Board of Directors may extend the employment agreement for an additional year such that the remaining term shall be three years unless written notice of nonrenewal is given by the Board of Directors after conducting a performance evaluation of the executive. The agreement provides that the base salary of Mr. Elhilow will be reviewed annually. Effective January 1, 2000, the current base salary of Mr. Elhilow is $316,800. In addition to the base salary, the employment agreement provides that Mr. Elhilow is to receive all benefits provided to permanent full-time employees of the Bank, including among other things, participation in stock benefit plans and other fringe benefits applicable to executive personnel. The employment agreement provides for termination by the Bank for cause at any time. In the event the Bank chooses to terminate his employment for reasons other than for cause, or upon the termination of his employment for reasons other than a change in control, as defined, or in the event of his resignation from the Bank upon: (i) failure to re-elect him to his current office; (ii) a material change in his functions, duties or responsibilities which change would cause his position to become one of lesser responsibility, importance or scope; (iii) relocation of his principal place of employment by more than 30 miles; (iv) the liquidation or dissolution of the Bank; or (v) a breach of the agreement by the Bank, the executive, or in the event of death, his beneficiary, would be entitled to receive an amount equal to the greater of the remaining payments, including base salary, bonuses and other payments due under the remaining term of the employment agreement or three times the average of the executive's base salary, including bonuses and other cash compensation paid, and the amount of any benefits received pursuant to any employee benefit plans maintained by the Bank.

     If termination, whether voluntary or involuntary, follows a change in control of the Bank or the Company, as defined in the employment agreement, the executive or, in the event of death, his beneficiary, would be entitled to a payment equal to the greater of (i) the payments due under the remaining term of the employment agreement or (ii) 2.99 times his average annual compensation over the five years preceding termination. The Bank would also continue the executive's life, health, and disability coverage for the remaining unexpired term of the employment agreement to the extent allowed by the plan or policies maintained by the Bank from time to time.

     The employment agreement provides that for a period of one year following termination the executive agrees not to compete with the Bank in any city, town or county in which the Bank maintains an office or has filed an application to establish an office.

     Severance Plan. The Bank has entered into severance agreements (the "Severance Agreements") with Richard D. Aldred, Executive Vice President, Joseph
C. Bova, Executive Vice President, Robert L. Fugate, Executive Vice President, and Christopher H. Cook, Esquire, Executive Vice President/Corporate Counsel, providing for certain benefits in the event of a change of control of the Bank or the Company. Following a change of control of the Company or the Bank, as defined in the Severance Agreements, the officer shall be entitled to a payment under a severance agreement if the officer terminates employment following any demotion, loss of title, office or significant authority, reduction in his annual compensation or benefits, or relocation of his principal place of employment by more than 30 miles.

     In the event that an officer is entitled to receive payments pursuant to a severance agreement, he shall receive a cash payment up to a maximum of three times such officer's annual compensation prior to termination of employment, plus life and medical coverage for a period of up to 36 months from the date of termination.

--------------------------------------------------------------------------------
                             DIRECTORS' COMPENSATION
--------------------------------------------------------------------------------

     The Chairman of the Board receives a monthly fee of $3,000 and each Director receives a monthly meeting fee of $2,000. Committee chairmen receive fees of $425 for each meeting attended and committee members receive $300 for each meeting attended. The Bank paid a total of $193,300 in Director and Committee fees during the fiscal year ending December 31, 1999. In addition, the Bank has one chairman emeritus who receives $1,200 monthly. One director emeritus does not receive any fee; however, he receives $1,341 monthly under the Bank's Retirement Plan for Directors. The directors emeriti meet informally with members of the Bank to discuss general matters affecting the Bank. Directors emeriti do not attend board meetings and they have no authority to affect Board or Management decisions. There are currently three directors emeriti.

     Retirement Plan for Directors. The Bank maintains a non-tax qualified Retirement Plan for Directors (the "Directors' Retirement Plan") that provides Directors who serve on the Board for at least five years with an annual retirement benefit equal to 80% of such Directors' director fees for his or her last full year of service on the Board. Eligible Directors must have served on the Board on or after January 1, 1990. Retirement benefits are payable monthly over a period equal to the number of months (including partial months) that a Director has served on the Board. The Directors' Retirement Plan provides for survivor benefits payable to a designated beneficiary in an amount equal to the Director's regular benefit for a period of up to 180 months or the number of months the Director served on the Board, whichever is less. Survivor benefits begin the day a deceased Director would have reached age 65. Survivors are entitled to receive the remaining payments due a Director who dies after retirement from the Board but before payment of all benefits under the Directors' Retirement Plan. During the year ended December 31, 1999, the cost to the Bank of the Director's Plan was $110,852.

--------------------------------------------------------------------------------
                                    BENEFITS
--------------------------------------------------------------------------------

     Defined Benefit Plan. The Bank maintains a noncontributory defined benefit plan ("Retirement Plan"). All employees age 21 or older who have worked at the Bank for a period of one year and been credited with 1,000 or more hours of employment with the Bank during the year are eligible to accrue benefits under the Retirement Plan. The Bank annually contributes an amount to the Retirement Plan necessary to satisfy the actuarially determined minimum funding requirements in accordance with the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

     At the normal retirement age of 65 years old (or the fifth anniversary of plan participation, if later), the plan is designed to provide a life annuity guaranteed for ten years. The retirement benefit provided is an amount equal to the sum of (1) and (2), where (1) is 1.46% of a participant's average monthly compensation multiplied by the participant's credited service; and (2) is .44% of average monthly compensation in excess of $1,417 multiplied by the participant's credited service (not to exceed 35 years). Retirement benefits are also payable upon retirement due to early and late retirement, disability or death. A reduced benefit is payable upon early retirement at or after age 55 and the completion of 15 years of service with the Bank. Upon termination of employment other than as specified above, a participant who was employed by the Bank for a minimum of five years is eligible to receive his or her accrued benefit reduced for early retirement or a deferred retirement benefit commencing on such participant's normal retirement date. Benefits are payable in various annuity forms as well as in the form of a single lump sum payment. At December 31, 1999, the market value of the Retirement Plan trust fund equaled approximately $11.1 million. For the plan year ended December 31, 1999, the Bank made a contribution to the Retirement Plan of $1,440,853.

     The following table indicates the annual retirement benefit that would be payable under the Retirement Plan upon retirement at age 65 in calendar year 1999, expressed in the form of a single life annuity for the final average salary and benefit service classification specified below.

                                                   Years of Service and Benefits Payable at Retirement
                         -------------------------------------------------------------------------------------------
       Final Average
       Compensation             15             20              25              30             35              40
       ------------      ---------------- -------------  --------------  --------------   -----------      ---------
         $  25,000          $ 6,003          $ 8,004        $ 10,005        $ 12,006        $ 14,007        $ 15,832
         $  50,000           13,128           17,504          21,880          26,256          30,632          34,282
         $  75,000           20,253           27,004          33,755          40,506          47,257          52,732
         $ 100,000           27,378           36,504          45,630          54,756          63,882          71,182
         $ 150,000           41,628           55,504          69,380          83,256          97,132         104,596


The following table sets forth the years of credited service (i.e., benefit service) as of December 31, 1999, for each of the individuals named in the cash compensation table.

                                                                               Years of
                   Name                                                     Credited Service
                  ------                                                   -------------------
              Vince A. Elhilow.............................................       36.9
              J. Robert McDonald...........................................       43.3
              Richard D. Aldred............................................       15.0
              Joseph C. Bova...............................................       28.2
              Robert L. Fugate.............................................       26.6
              Christopher C. Cook..........................................        4.0

     Savings Plan for Employees. The Bank maintains the Savings Plan for Employees (the "401(k) Plan") which is a qualified, tax-exempt profit sharing plan with a cash-or-deferred feature under Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"). All employees who have attained age 21 and have completed one year of employment during which they worked at least 1,000 hours are eligible to participate. Funds included in the 401(k) Plan are managed by an independent trustee who is appointed by the Bank's Board of Directors.

     Under the 401(k) Plan, participants are permitted to make salary reduction contributions to the 401(k) Plan equal to a percentage of up to 15% of compensation. For these purposes, "compensation" includes total compensation (including salary reduction contributions made under the 401(k) Plan or the flexible benefits plan sponsored by the Bank), but does not include compensation in excess of the Code section 401(a)(17) limits. The participants' salary reduction contribution may be matched by the Bank, in its discretion, in the amount of $.50 per $1.00 up to a maximum of 6% of the participants' salary. All employee contributions and earnings thereon are fully and immediately vested. All employer matching contributions vest at the rate of 20% per year until a participant is 100% vested after five years of service. Participants will also vest in employer matching contributions upon the attainment of the normal retirement age of 65 or later, death or disability regardless of their years of service. A participant may also withdraw salary reduction contributions in the event the participant suffers a financial hardship.

     In the past, funds held in trust for the benefit of participants under the 401(k) Plan were invested by the Trustee, in its sole discretion, in certificates of deposit of the Bank. The 401(k) Plan permits employees to direct the investment of their own accounts into various investment options, including the Common Stock of the Bank. The Plan permits participants to direct that all or a portion of their account be invested in such investments. Participants will direct the Trustee how to vote their allocable shares of Common Stock.

     Plan benefits will be paid to each participant in either a lump sum or installments over a period of up to 20 years, at the participant's election. Upon distribution of a participant's account, the participant will have the choice of having his account paid to him in Common Stock (to the extent invested therein) or in cash. At December 31, 1999, the market value of the 401(k) Plan trust fund equaled approximately $7.8 million. The contribution to the 401(k) Plan for the Plan year ended December 31, 1999, was $291,254. During the year ended December 31, 1999, the Bank contributed $4,800, $4,080, $4,800, $4,294,
$3,056 and $4,800 to the accounts of Messrs. Elhilow, McDonald, Aldred, Bova, Fugate and Cook, respectively.

     Supplemental Executive Retirement Plan. The Bank maintains a non-qualified supplemental executive retirement plan ("SERP") for certain executives of the Bank to compensate those executive participants in the Bank's Retirement Plan whose benefits are limited by Section 415 or Section 401(a)(17) of the Code. As of December 31, 1999, there were 15 executive employees participating in the SERP. The SERP provides the designated executive employees with retirement benefits generally equal to the difference between 80% of compensation (the "target percentage") and the employee's accrued benefit under the Bank's Retirement Plan plus 50% of the social security benefits. Benefits under the SERP vest over a period ending on normal retirement age which is age 65 or age 60 with 30 years of service. Participants may increase their target percentage by 2% of compensation for each year of service beyond normal retirement age; however, a participant's target percentage may not exceed 100%. Participants may elect to have benefits paid as a single life annuity with guaranteed 10 year term or as a joint and 100% or joint and 50% survivor annuity. Benefits for participants who retire before normal retirement age are reduced 5% per year for each year under normal retirement age.

     Pre-retirement survivor benefits are provided for designated beneficiaries of participants who do not survive until retirement in an amount equal to the lump sum actuarial equivalent of the participant's accrued benefit under the Plan. Pre-retirement benefits are payable in 120 equal monthly installments.

     The SERP is considered an unfunded plan for tax and ERISA purposes. All obligations arising under the SERP are payable from the general assets of the Bank; however, the Bank has set up a trust to ensure that sufficient assets will be available to pay the benefits under the SERP.

     The benefits paid under the SERP supplement the benefits paid by the Retirement Plan. The Bank is unable to project the actual amounts to be paid to each participant under the SERP. The following table indicates the expected aggregate annual retirement benefit payable from the Retirement Plan, SERP and 50% of estimated social security benefits to SERP participants, expressed in the form of a single life annuity for the final average salary and benefit service classification specified below.

                           Years of Service and Benefit Payable at Retirement
                          ---------------------------------------------------
          Final Average
          Compensation        25           30            35           40
          ------------    ----------- -------------- -----------  -----------
            $100,000       $  80,000    $  80,000    $  80,000     $  80,000
            $125,000         100,000      100,000      100,000       100,000
            $150,000         120,000      120,000      120,000       120,000
            $175,000         140,000      140,000      140,000       140,000
            $200,000         160,000      160,000      160,000       160,000
            $225,000         180,000      180,000      180,000       180,000
            $250,000         200,000      200,000      200,000       200,000
            $275,000         220,000      220,000      220,000       220,000
            $300,000         240,000      240,000      240,000       240,000


     Messrs. Elhilow, McDonald, Aldred, Bova, Fugate and Cook have 36.9, 43.3, 15.0, 28.2, 26.6 and 4.0 years, respectively, of credited service under the SERP. Mr. Aldred will be granted 11 additional years of service under the SERP if he remains employed with the Bank until age 60. Mr. Cook's normal retirement age under the SERP is 62. The Bank's pension cost attributable to the SERP was $807,259 for the year ended December 31, 1999.

     Long Term Deferred Compensation Plan. The Bank maintains a Long Term Deferred Compensation Plan (the "LTDC Plan") for selected officers designated by the Board of Directors. As of December 31, 1999, the Board has designated 15 executives to participate in the LTDC Plan, including Messrs. Elhilow, McDonald, Aldred, Bova, Fugate and Cook. The LTDC Plan provides the designated executives with the option of deferring any percentage of compensation until retirement. In addition to participant deferrals, the Bank may contribute annually an amount equal to 10% of each participant's compensation. For these purposes, "compensation" includes salary payable during the calendar year, before reduction for amounts deferred under this Plan or any other salary reduction plan, but does not include bonuses, expense reimbursements, or non-cash compensation. Participant and Bank contributions are credited to a separate account which earns "interest" at an annual rate equal to Moody's corporate bond index plus 3%. Participants are at all times 100% vested in participant deferrals but vest in the Bank's contributions over a period of years ending on each participant's normal retirement date of age 65 (or age 60 with 30 years of service). Benefits are paid, beginning no later than 60 days following termination of employment with the Bank, either as a lump sum or, at the participant's election made at the time of deferral, over a period of 60, 120 or 180 months. Participants may alternatively elect to withdraw participant deferrals prior to their normal retirement date, but no less than seven years following the end of the deferral period in which the participant initially elected the early withdrawal option. Early withdrawals are available from participant deferrals only and may not be made from Bank contributions or "interest" credited to a participant's account. Although segregated "accounts" are set up for participants, all amounts credited to a participant's account remain subject to the claims of the Bank's general creditors. For the year ended December 31, 1999, the Bank vested and funded $120,116, $32,275, $26,627,
$32,207, $23,736 and $8,406 to the account balances of Messrs. Elhilow, McDonald, Aldred, Bova, Fugate and Cook, respectively.

     Senior Management Performance Incentive Award Program. The Bank maintains a Senior Management Performance Incentive Award Program (the "SMPIAP") to reward selected members of senior management (i.e., senior officers, vice presidents and above) for their services which contributed to the Bank's success during the year. Under the SMPIAP, the Bank annually sets aside a varying percentage of net profits and allocates such sums to key management employees in proportion to their salaries. Participants elect either immediate receipt of annual awards or deferral of such awards in a non-qualified deferred compensation plan for a designated period of years, or until retirement. In the past, amounts deferred under the SMPIAP have been annually increased by a percentage equal to the percentage increase in the Bank's net worth. In conjunction with the Bank's initial public offering, the SMPIAP was amended to provide that the amounts allocated to participants will be invested among ten investment funds, including an Employer Stock Fund. Accordingly, the Bank no longer provides funds to increase compensation deferred under the plan. A participant's benefit under the SMPIAP will equal the value of the benefit booked to the participant's account. At the time of distribution, deferred amounts will be received in a lump sum or in installments.

     Supplemental Survivor Benefit Plan. The Bank maintains a Supplemental Survivor Benefit Plan that provides selected Bank officers with life insurance in an amount initially equal to three times such officer's annual compensation. For these purposes, "officer" means any individual who has achieved the rank of corporate secretary, vice president or higher. The Bank is the owner and beneficiary of the life insurance policies; however, each participant is permitted to designate a beneficiary or beneficiaries to whom benefits under the plan would be paid by the Bank in the event of such officer's death. If a participant does not designate a beneficiary, the Bank will pay the participant's benefits to his or her spouse, children, or estate. The plan is intended to qualify as a "top-hat" plan exempt from the participation, vesting, funding and fiduciary requirements of Title I of ERISA.

     Supplemental Disability Income. The Bank also has purchased long term disability income insurance policies for the benefit of Messrs. Elhilow, McDonald, Aldred, Bova, Fugate and Cook to provide disability income in an amount equal to the lesser of $10,000 per month or 60% of such participant's basic monthly salary less disability income payable from other sources. Benefits are payable for periods of up to 60 months for participants who become disabled prior to age 60 and for progressively shorter periods for participants who become disabled after attaining age 60.

     Employee Stock Ownership Plan and Trust. The Bank has established an Employee Stock Ownership Plan and Related Trust ("ESOP") for eligible employees. The ESOP is a tax-qualified plan subject to the requirements of ERISA and the Code. Employees with a 12-month period of employment with the Bank during which they worked at least 1,000 hours and who have attained age 21 are eligible to participate. The ESOP originally was funded from borrowings from an unrelated third party lender to purchase 193,200 shares of Common Stocks which shares serve as collateral for the loan. On June 30, 1997, the loan was purchased and is now held by the Company. The loan will be repaid principally from the Bank's contributions to the ESOP. Shares purchased by the ESOP will be held in a suspense account for allocation among participants as the loan is repaid.

     Contributions to the ESOP and shares released from the suspense account in an amount proportional to the repayment of the ESOP loan will be allocated among participants on the basis of compensation in the year of allocation, up to an annual adjusted maximum level of compensation. Benefits generally become 100% vested after five years of credited service. Forfeitures will be reallocated among remaining participating employees in the same proportion as contributions. Benefits may be payable upon death, retirement, early retirement, disability or separation from service. The Bank's contributions to the ESOP will not be fixed, so benefits payable under the ESOP cannot be estimated.

     The Board of Directors has established a committee consisting of all of the non-employee directors of the Bank to administer the ESOP, and has appointed an unrelated corporate trustee for the ESOP. The Benefits Committee may instruct the trustee regarding investment of funds contributed to the ESOP. The ESOP trustee generally will vote all shares of Common Stock held under the ESOP in accordance with the written instructions of the ESOP Committee. In certain circumstances, however, the ESOP trustee must vote all allocated shares held in the ESOP in accordance with the instructions of the participating employees, and unallocated shares and shares held in the suspense account in a manner calculated to most accurately reflect the instructions the ESOP trustee has received from participants regarding the allocated stock, subject to and in accordance with the fiduciary duties under ERISA owed by the ESOP trustee to the ESOP participants. Under ERISA, the Secretary of Labor is authorized to bring an action against the ESOP trustee for the failure of the ESOP trustee to comply with its fiduciary responsibilities. Such a suit could seek to enjoin the ESOP trustee from violating its fiduciary responsibilities and could result in the imposition of civil penalties or criminal penalties if the breach is found to be willful.

     Stock Option Plan. The Board of Directors of the Bank has adopted the Fidelity Federal Savings Bank of Florida 1994 Incentive Stock Option Plan (the "Stock Plan") for its officers and employees because it believes that stock options serve as an important means for attracting and retaining personnel as well as rewarding employees who help the Bank achieve its business objectives. Moreover, the exercise of stock options is beneficial to the Company and the Bank because it provides additional capital at minimal expense. Options to purchase 227,700 shares of Common Stock were granted on January 7, 1994, the date of the Reorganization.

     In connection with the Bank's stock offering, the Board of Directors granted options (with Limited Rights) under the Stock Plan at an exercise price equal to $9.09 per share (adjusted for ten percent stock dividend distributed November 30, 1995) to the named executive officers. Set forth below is information related to options granted under the Stock Plan to named executive officers. No options were granted in 1999.

                                       AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                                                 FISCAL YEAR-END OPTION VALUES
=========================================================================================================================
                                                                      Number of Securities
                              Shares Acquired         Value          Underlying Unexercised     Value of Unexercised In-
           Name                Upon Exercise        Realized (1)           Options at             The-Money Options at
                                                                        Fiscal Year-End           Fiscal Year-End (2)
                                                                   Exercisable/Unexercisable   Exercisable/Unexercisable
---------------------          --------------      -------------   -------------------------   -------------------------
Vince A. Elhilow                  10,000             76,600                 20,000/0                   $100,800/0
J. Robert McDonald                 6,140             46,870                    0/0                         0/0
Richard D. Aldred                  1,500             12,248                 6,724/0                    $ 33,889/0
Joseph C. Bova                       0                  0                   9,655/0                    $ 48,661/0
Robert L. Fugate                     0                  0                   4,862/0                    $ 24,504/0
Christopher C. Cook                  0                  0                   2,996/0                    $ 15,100/0
===========================  =================  =================  ==========================  ==========================

(1) Equals the difference between the aggregate exercise price of the options exercised and the aggregate fair market value of the shares of common stock received upon exercise computed using the price of the Common Stock as quoted on the Nasdaq National Market at the time of exercise.
(2) Equals the difference between the aggregate exercise price of such options and the aggregate fair market value of the shares of common stock that would be received upon exercise, assuming such exercise occurred on December 31, 1999, at which date the closing price of the Common Stock as quoted on the Nasdaq National Market was at $14.13.

     Stock Option Plan For Outside Directors. The Board of Directors of the Bank has adopted the Fidelity Federal Savings Bank of Florida 1994 Stock Option Plan for Outside Directors (the "Directors' Plan") for directors who are not employees of the Bank because it believes that stock options serve as an important means for attracting and retaining qualified directors and rewarding outside directors who help the Bank achieve its business objectives. Moreover, the exercise of stock options is beneficial to the Bank because it provides additional capital at minimal expense. 75,900 shares of Common Stock were reserved for grant to outside directors under the Directors' Plan all of which were granted on January 7, 1994.

     The exercise price per share of each option is $9.09 per share which was equal to the fair market value of the Common Stock on the date of grant. All options granted under the Directors' Plan expire upon the earlier of ten years from the date of grant or one year following the date the optionee ceases to be a director. Options for 15,180 shares of Common Stock have been awarded to each of Directors Warren, Brown, Beaty and Cook. The Directors' Plan further provides that each new director shall be granted options to purchase 100 shares of Common Stock to the extent options remain available in, or are returned to, the Directors' Plan. Presently, there are no options reserved for future grant.

--------------------------------------------------------------------------------
                    TRANSACTIONS WITH CERTAIN RELATED PERSONS
--------------------------------------------------------------------------------

     The Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA") requires that all loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. In addition, loans made to a director or executive officer in excess of the greater of $25,000 or 5% of the Bank's capital and surplus (up to a maximum of $500,000) must be approved in advance by a majority of the disinterested members of the Board of Directors. Prior to the enactment of FIRREA, the Bank provided loans to Directors and executive officers at reduced rates and/or with points waived or reduced. Subsequent to the enactment of FIRREA, loans made to officers, directors, and executive officers are made in the ordinary course of business on the same terms and conditions as the Bank would make to any other customer in the ordinary course of business and do not involve more than a normal risk of collectibility or present other unfavorable features.

     The Bank intends that all transactions between the Bank and its executive officers, directors, holders of 10% or more of the shares of any class of its common stock and affiliates thereof, will contain terms no less favorable to the Bank than could have been obtained by it in arm's-length negotiations with unaffiliated persons and will be approved by a majority of independent outside directors of the Bank not having any interest in the transaction. During the year ended December 31, 1999, the Bank had no loans outstanding to directors or executive officers which were made on preferential terms.

--------------------------------------------------------------------------------
              PROPOSAL II--RATIFICATION OF APPOINTMENT OF AUDITORS
--------------------------------------------------------------------------------

     The Board of Directors of the Company has approved the engagement of Deloitte & Touche LLP to be the Company's auditors for the 2000 fiscal year, subject to the ratification of the engagement by the Company's stockholders. At the Meeting, stockholders will consider and vote on the ratification of the engagement of Deloitte & Touche LLP for the Company's fiscal year ending December 31, 2000. A representative of Deloitte & Touche LLP is expected to attend the Meeting to respond to appropriate questions and to make a statement if he so desires.

     In order to ratify the selection of Deloitte & Touche LLP as the auditors for the 2000 fiscal year, the proposal must receive at least a majority of the votes cast, either in person or by proxy, in favor of such ratification. The Board of Directors recommends a vote "FOR" the ratification of Deloitte & Touche LLP as auditors for the 2000 fiscal year.

--------------------------------------------------------------------------------
                              STOCKHOLDER PROPOSALS
--------------------------------------------------------------------------------

     In order to be eligible for inclusion in the Company's proxy materials for next year's Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company's executive office, 218 Datura Street, West Palm Beach, Florida 33401, no later than November 18, 2000. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

     The Bylaws of the Company provide an advance notice procedure for certain business, or nominations to the Board of Directors, to be brought before an annual meeting. In order for a stockholder to properly bring business before an annual meeting, or to propose a nominee to the Board, the stockholder must give written notice to the Secretary of the Company not less than ninety (90) days before the date fixed for such meeting; provided, however, that in the event that less than one hundred (100) days notice or prior public disclosure of the date of the meeting is given or made, notice by the stockholder to be timely must be received no later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. The notice must include the stockholder's name, record address, and number of shares owned by the stockholder, describe briefly the proposed business, the reasons for bringing the business before the annual meeting, and any material interest of the stockholder in the proposed business. In the case of nominations to the Board, certain information regarding the nominee must be provided. Nothing in the paragraph shall be deemed to require the Company to include in its proxy statement and proxy relating to an annual meeting any stockholder proposal which does not meet all of the requirements or inclusion established by the SEC in effect at the time such proposal is received.

     The date on which the Annual Meeting of Stockholders is expected to be held is April 17, 2001. Accordingly, advance written notice of business or nominations to the Board of Directors to be brought before the 2000 Annual Meeting of Stockholders must be given to the Company no later than January 18, 2001.

--------------------------------------------------------------------------------
                                  MISCELLANEOUS
--------------------------------------------------------------------------------

     The Board of Directors is not aware of any business to come before the Meeting other than the matters described above in the Proxy Statement. However, if any matters should properly come before the Meeting, it is intended that holders of the proxies will act as directed by a majority of the Board of Directors, except for matters related to the conduct of the Meeting, as to which they shall act in accordance with their best judgment.

     The cost of  solicitation  of  proxies  will be borne by the  Company.  The
Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitations by mail, directors, officers and regular employees of the Bank may solicit proxies personally or by telegraph or telephone without additional compensation.

     A copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 will be furnished without charge to stockholders as of the record date upon written request to the Corporate Secretary, Fidelity Bankshares, Inc., 218 Datura Street, West Palm Beach, Florida 33401.

                                             BY ORDER OF THE BOARD OF DIRECTORS


                                             /s/Patricia C. Clager
                                             -----------------------------------
                                             Patricia C. Clager
                                             Secretary

West Palm Beach, Florida
March 17, 2000

                                 REVOCABLE PROXY
                            FIDELITY BANKSHARES, INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                                 April 18, 2000

     The undersigned hereby appoints the full Board of Directors, with full powers of substitution to act as attorneys and proxies for the undersigned to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at a Annual Meeting of Stockholders ("Meeting") to be held at the Crowne Plaza Hotel, 1601 Belvedere Road, West Palm Beach, Florida, at 10:00 a.m. (local time) on April 18, 1999. The official proxy committee is authorized to cast all votes to which the undersigned is entitled as follows:

                                                                VOTE
                                                    FOR       WITHHELD
                                                    ---       --------

     1.   The  election as directors  of all        |_|         |_|
          nominees  listed below  (except as
          marked to the contrary below)

          Vince A. Elhilow
          Donald E. Warren, M.D.

          INSTRUCTION: To withhold your vote
          for one or more nominees, write the
          name of the nominee(s) on the lines
          below.

          -----------------------------------

          -----------------------------------

                                                  FOR      AGAINST     ABSTAIN
                                                  ---      -------     -------

     2.   Theratification  of the  appointment    |_|        |_|         |_|
          of Deloitte & Touche LLP as auditors
          for the fiscal year ending December 31,
          2000.

The Board of Directors recommends a vote "FOR" each of the listed proposals.

--------------------------------------------------------------------------------
THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS STATED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THE ABOVE-NAMED PROXIES AT THE DIRECTION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE
--------------------------------------------------------------------------------

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     Should the undersigned be present and elect to vote at the Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth on the Notice of Annual Meeting of Stockholders, or by the filing of a later proxy statement prior to a vote being taken on a particular proposal at the Meeting.

     The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of the Meeting and a proxy statement dated March 17, 2000.

Dated: _________________, 2000          |_|  Check Box if You Plan
                                             to Attend Meeting



-------------------------------          -----------------------------------
PRINT NAME OF STOCKHOLDER                PRINT NAME OF STOCKHOLDER




-------------------------------          -----------------------------------
SIGNATURE OF STOCKHOLDER                 SIGNATURE OF STOCKHOLDER


Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

--------------------------------------------------------------------------------
           Please complete and date this proxy and return it promptly in the enclosed postage-prepaid envelope.
--------------------------------------------------------------------------------